Exhibit 99.1

EARNINGS RELEASE

By:	Expeditors International of Washington, Inc.
1015 Third Avenue
Seattle, Washington 98104

CONTACTS:

	Jeffrey S. Musser	Bradley S. Powell	Geoffrey Buscher
	President and Chief Executive Officer	Senior Vice President and Chief Financial Officer	Director - Investor Relations
	(206) 674-3433	(206) 674-3412	(206) 892-4510

FOR IMMEDIATE RELEASE

EXPEDITORS REPORTS FOURTH QUARTER 2023 EPS OF $1.09

SEATTLE, WASHINGTON - February 20, 2024, Expeditors International of Washington, Inc. (NYSE:EXPD) today announced fourth quarter 2023 financial results including the following highlights compared to the same quarter of 2022:

•
Diluted Net Earnings Attributable to Shareholders per share (EPS1) decreased 21% to $1.09
•
Net Earnings Attributable to Shareholders decreased 28% to $159 million
•
Operating Income decreased 40% to $199 million
•
Revenues decreased 34% to $2.3 billion
•
Airfreight tonnage volume decreased 3% and ocean container volume decreased 10%

“While ocean and air markets have been recovering from the massive disruptions brought on by the global Covid-19 pandemic, we continue to face further market uncertainty due to the current conflicts in the Middle East and on the Red Sea,” said Jeffrey S. Musser, President and Chief Executive Officer. “Further, volumes and capacity have remained uncertain due to additional capacity recently brought into the marketplace, while shippers have cautiously sought to avoid overextending their inventory levels. These factors created an environment where rates, which had fallen fairly significantly from the pandemic period, stabilized in ocean and, in the case of air, increased in the fourth quarter of 2023. If I had to use one key word to describe the fourth quarter and all of 2023, it would be ‘uncertainty.’

“As a company we have continued to remain focused on bringing expenses in line with revenue, as shown by headcount reductions. Compensation remains our second largest expenditure behind freight costs and is the area where we know we can have the largest impact from the standpoint of controlling expenses. We also know that there is more work that we can and will do to control expenses moving forward.

“We should again caution that our business is service-based, and we rely on highly skilled individuals to support our customers. History tells us that global trade operates in cycles and that we have periods when global volumes decline, as well as periods when global volumes grow. We’ve seen a year of declines in 2023, but we need to work hard to ensure that we have the right level of staffing to handle market increases and our expected growth in market share as we move forward. Managing expenses is an important role of any leadership team, but cutting expenses is only one part of effective management. Equally important is the expectation that management will grow the business. We remain committed to both.”

_______________________

1Diluted earnings attributable to shareholders per share.

NOTE: See Disclaimer on Forward-Looking Statements in this release.

Bradley S. Powell, Senior Vice President and Chief Financial Officer, added, “Despite reducing headcount in each quarter of 2023 and bringing costs down both sequentially and year-over-year, expenses are still high when compared to our efficiency target and we are working to bring expenses down further. Even though compensation, our largest and most variable expense, is 20% lower than the same quarter a year ago, just about everything else is more expensive. We are not as efficient as we need to be for the current environment of excess capacity, weak demand, soft rates, and economic uncertainty. We continue to be focused on further aligning headcount and overhead expenses with lower levels of transactions and volumes. At the same time, we recognize the need to be prepared when tonnage and volumes eventually begin to trend upward in a rate environment that is less volatile.”

Mr. Powell noted that the Company generated $1.1 billion in cash flow from operations in 2023 and returned $1.6 billion to shareholders in share repurchases and dividends.

Expeditors is a global logistics company headquartered in Seattle, Washington. The Company employs trained professionals in 176 district offices and numerous branch locations located on six continents linked into a seamless worldwide network through an integrated information management system. Services include the consolidation or forwarding of air and ocean freight, customs brokerage, vendor consolidation, cargo insurance, time-definite transportation, order management, warehousing and distribution and customized logistics solutions.

Disclaimer on Forward-Looking Statements:

Certain statements contained in this news release are “forward-looking statements,” based on management’s views with respect to future events and underlying assumptions that involve risks and uncertainties. These forward-looking statements include statements regarding uncertainty in the ocean and air markets, including uncertainty due to conflicts in the Middle East and Red Sea; new capacity in the marketplace; cautious shipper demand and variable rate stability. Future financial performance could differ materially because of factors such as: our ability to reduce headcount and to control expenses and bring them in line with revenue; that volumes and tonnage will increase and that we will be able to grow in market share; that management is able to grow the business; that we are able to improve our efficiency; our ability to leverage the strength of our carrier relationships; the strength of our non-asset-based operating model; and our ability to remain a strong, healthy, unified and resilient organization. The normalizing of the supply chain at the end of the pandemic, along with the current uncertainty in the global economy, could have the effect of heightening many of the other risks described in Item 1A of our Annual Report on Form 10-K, including, without limitation, those related to the success of our strategy and desire to maintain historical unitary profitability, our ability to attract and retain customers, our ability to manage costs, interruptions to our information technology systems, the ability of third-party providers to perform and potential litigation as updated by our reports on Form 10-Q, filed with the Securities and Exchange Commission. These and other factors are discussed in the Company’s regulatory filings with the Securities and Exchange Commission, including those in “Item 1A. Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and the Company’s most recent Form 10-Q. The forward-looking statements contained in this news release speak only as of this date and the Company does not assume any obligation to update them except as required by law.

_______________________

1Diluted earnings attributable to shareholders per share.

NOTE: See Disclaimer on Forward-Looking Statements in this release.

Expeditors International of Washington, Inc.

Fourth quarter 2023 Earnings Release, February 20, 2024

Financial Highlights for the three and twelve months ended December 31, 2023 and 2022 (Unaudited)

(in 000's of US dollars except share data)

	Three months ended December 31,			Twelve months ended December 31,
	2023	2022	% Change	2023	2022	% Change
Revenues	$2,277,768	$3,441,528	(34)%	$9,300,110	$17,071,284	(46)%
Directly related cost of transportation and other expenses [1]	$1,513,604	$2,425,565	(38)%	$6,054,000	$12,576,897	(52)%
Salaries and other operating expenses [2]	$564,766	$686,257	(18)%	$2,306,177	$2,670,016	(14)%
Operating income	$199,398	$329,706	(40)%	$939,933	$1,824,371	(48)%
Net earnings attributable to shareholders	$158,719	$219,276	(28)%	$752,883	$1,357,399	(45)%
Diluted earnings attributable to shareholders per share	$1.09	$1.38	(21)%	$5.01	$8.26	(39)%
Basic earnings attributable to shareholders per share	$1.09	$1.39	(22)%	$5.05	$8.33	(39)%
Diluted weighted average shares outstanding	145,891	158,535		150,186	164,427
Basic weighted average shares outstanding	144,979	157,269		149,141	163,010

1Directly related cost of transportation and other expenses totals Operating Expenses from Airfreight services, Ocean freight and ocean services and Customs brokerage and other services as shown in the Condensed Consolidated Statements of Earnings.

2Salaries and other operating expenses totals Salaries and related, Rent and occupancy, Depreciation and amortization, Selling and promotion and Other as shown in the Condensed Consolidated Statements of Earnings.

During the three and twelve months ended December 31, 2023, we repurchased 1.6 million and 12.1 million shares of common stock at an average price of $119.22 and $114.68 per share, respectively. During the three and twelve months ended December 31, 2022, we repurchased 5.0 million and 14.5 million shares of common stock at an average price of $112.76 and $108.88 per share, respectively. On February 19, 2024 the Board of Directors amended the Discretionary Stock Repurchase Plan to further authorize share repurchases down to 130 million shares of common stock. This authorization has no expiration date. In addition, during 2023 and 2022, we paid cash dividends of $1.38 and $1.34 per share, respectively.

	Employee Full-time Equivalents as of December 31,
	2023	2022
North America	6,864	7,778
Europe	3,791	4,228
North Asia	2,260	2,448
South Asia	1,693	1,851
Middle East, Africa and India	1,428	1,540
Latin America	750	859
Information Systems	1,259	1,173
Corporate	407	425
Total	18,452	20,302

	Fourth quarter year-over-year percentage (decrease) increase in:
	Airfreight kilos	Ocean freight FEU
2023
October	(6)%	(12)%
November	(6)%	(10)%
December	3%	(7)%
Quarter	(3)%	(10)%

Investors may submit written questions via e-mail to: investor@expeditors.com. Questions received by the end of business on February 23, 2024 will be considered in management's 8-K “Responses to Selected Questions.”

___________________________________

NOTE: See Disclaimer on Forward-Looking Statements in this release.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands, except per share data)

(Unaudited)

	December 31, 2023	December 31, 2022
Assets:
Current Assets:
Cash and cash equivalents	$1,512,883	$2,034,131
Accounts receivable, less allowance for credit loss of $6,550 and $9,466 at December 31, 2023 and 2022, respectively	1,532,599	2,107,645
Deferred contract costs	218,807	257,545
Other	170,907	118,696
Total current assets	3,435,196	4,518,017
Property and equipment, net	479,225	501,916
Operating lease right-of-use assets	516,280	507,503
Goodwill	7,927	7,927
Deferred federal and state income taxes, net	63,690	37,449
Other assets, net	21,491	17,622
Total assets	$4,523,809	$5,590,434
Liabilities:
Current Liabilities:
Accounts payable	$860,856	$1,108,996
Accrued expenses, primarily salaries and related costs	447,336	479,262
Contract liabilities	280,909	323,101
Current portion of operating lease liabilities	99,749	95,621
Federal, state and foreign income taxes	15,562	47,075
Total current liabilities	1,704,412	2,054,055
Noncurrent portion of operating lease liabilities	427,984	422,844
Commitments and contingencies
Shareholders’ Equity:
Preferred stock, none issued	—	—
Common stock, par value $0.01 per share. Issued and outstanding: 143,866 shares and 154,313 shares at December 31, 2023 and 2022, respectively	1,439	1,543
Additional paid-in capital	—	139
Retained earnings	2,580,968	3,310,892
Accumulated other comprehensive loss	(192,057)	(202,553)
Total shareholders’ equity	2,390,350	3,110,021
Noncontrolling interest	1,063	3,514
Total equity	2,391,413	3,113,535
Total liabilities and equity	$4,523,809	$5,590,434

20-February-2024	Expeditors International of Washington, Inc.	Page 4 of 7

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Statements of Earnings

(In thousands, except per share data)

(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2023	2022	2023	2022
Revenues:
Airfreight services	$866,122	$1,204,810	$3,246,527	$5,886,886
Ocean freight and ocean services	511,854	1,124,088	2,363,243	6,544,559
Customs brokerage and other services	899,792	1,112,630	3,690,340	4,639,839
Total revenues	2,277,768	3,441,528	9,300,110	17,071,284
Operating Expenses:
Airfreight services	639,725	899,865	2,347,293	4,359,726
Ocean freight and ocean services	357,788	842,103	1,634,947	5,188,066
Customs brokerage and other services	516,091	683,597	2,071,760	3,029,105
Salaries and related	409,605	509,884	1,700,516	2,056,387
Rent and occupancy	58,134	54,291	232,358	209,532
Depreciation and amortization	21,386	14,922	67,760	57,338
Selling and promotion	9,066	8,119	27,913	24,293
Other	66,575	99,041	277,630	322,466
Total operating expenses	2,078,370	3,111,822	8,360,177	15,246,913
Operating income	199,398	329,706	939,933	1,824,371
Other Income (Expense):
Interest income	16,728	13,107	70,451	25,554
Interest expense	(159)	(22,245)	(4,800)	(23,277)
Other, net	409	480	9,444	9,243
Other income (expense), net	16,978	(8,658)	75,095	11,520
Earnings before income taxes	216,376	321,048	1,015,028	1,835,891
Income tax expense	57,231	106,311	263,249	475,286
Net earnings	159,145	214,737	751,779	1,360,605
Less net earnings (losses) attributable to the noncontrolling interest	426	(4,539)	(1,104)	3,206
Net earnings attributable to shareholders	$158,719	$219,276	$752,883	$1,357,399
Diluted earnings attributable to shareholders per share	$1.09	$1.38	$5.01	$8.26
Basic earnings attributable to shareholders per share	$1.09	$1.39	$5.05	$8.33
Weighted average diluted shares outstanding	145,891	158,535	150,186	164,427
Weighted average basic shares outstanding	144,979	157,269	149,141	163,010

20-February-2024	Expeditors International of Washington, Inc.	Page 5 of 7

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2023	2022	2023	2022
Operating Activities:
Net earnings	$159,145	$214,737	$751,779	$1,360,605
Adjustments to reconcile net earnings to net cash from operating activities:
Provisions for losses on accounts receivable	1,627	1,133	3,943	11,050
Deferred income tax benefit	(14,974)	(18,312)	(22,916)	(33,240)
Stock compensation expense	11,437	13,101	58,399	64,397
Depreciation and amortization	21,386	14,922	67,760	57,338
Other, net	2,065	1,108	8,461	1,252
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	(55,481)	711,977	573,724	1,592,341
Increase (decrease) in accounts payable and accrued expenses	11,645	(454,221)	(300,345)	(798,123)
Decrease in deferred contract costs	8,082	277,805	36,952	714,960
Decrease in contract liabilities	(6,527)	(309,530)	(40,076)	(798,356)
Increase (decrease) in income taxes payable, net	20,445	23,439	(77,298)	(55,129)
(Increase) decrease in other, net	(497)	10,540	(7,192)	12,580
Net cash from operating activities	158,353	486,699	1,053,191	2,129,675
Investing Activities:
Purchase of property and equipment	(10,714)	(18,326)	(39,314)	(86,824)
Other, net	90	(245)	(119)	(890)
Net cash from investing activities	(10,624)	(18,571)	(39,433)	(87,714)
Financing Activities:
Payments on borrowing on lines of credit	(4,507)	(688)	(38,143)	(30,289)
Proceeds from borrowing on lines of credit	5,246	25,211	32,199	81,756
Proceeds from issuance of common stock	4,584	7,662	84,889	80,980
Repurchases of common stock	(193,592)	(563,802)	(1,392,886)	(1,581,908)
Dividends Paid	(99,766)	(103,971)	(202,029)	(213,799)
Payments for taxes related to net share settlement of equity awards	(5)	(2)	(19,506)	(19,335)
Distributions to noncontrolling interest	(1,089)	(1,402)	(1,089)	(1,945)
Net cash from financing activities	(289,129)	(636,992)	(1,536,565)	(1,684,540)
Effect of exchange rate changes on cash and cash equivalents	14,855	48,461	1,559	(51,982)
Change in cash and cash equivalents	(126,545)	(120,403)	(521,248)	305,439
Cash and cash equivalents at beginning of period	1,639,428	2,154,534	2,034,131	1,728,692
Cash and cash equivalents at end of period	$1,512,883	$2,034,131	$1,512,883	$2,034,131
Taxes Paid:
Income taxes	$50,321	$100,822	$356,380	$566,533

20-February-2024	Expeditors International of Washington, Inc.	Page 6 of 7

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Business Segment Information

(In thousands)

(Unaudited)

	UNITED STATES	OTHER NORTH AMERICA	LATIN AMERICA	NORTH ASIA	SOUTH ASIA	EUROPE	MIDDLE EAST, AFRICA AND INDIA	ELIMI- NATIONS	CONSOLI- DATED
For the three months ended December 31, 2023:
Revenues	$775,382	109,933	45,350	573,020	234,260	422,340	118,670	(1,187)	2,277,768
Directly related cost of transportation and other expenses[1]	$422,015	68,096	27,237	461,029	175,214	276,161	84,391	(539)	1,513,604
Salaries and other operating expenses[2]	$252,715	34,345	17,423	67,098	42,786	120,331	30,707	(639)	564,766
Operating income (loss)	$100,652	7,492	690	44,893	16,260	25,848	3,572	(9)	199,398
Identifiable assets at period end	$2,595,576	174,509	109,380	449,529	237,470	721,259	256,199	(20,113)	4,523,809
Capital expenditures	$8,016	315	82	424	227	1,142	508	—	10,714
Depreciation and amortization	$15,401	475	281	1,106	460	2,876	787	—	21,386
Equity	$1,774,874	19,222	54,581	158,329	103,573	167,141	154,038	(40,345)	2,391,413
For the three months ended December 31, 2022:
Revenues	$1,118,262	127,442	65,821	969,266	367,679	599,947	194,342	(1,231)	3,441,528
Directly related cost of transportation and other expenses[1]	$639,804	80,052	41,480	799,583	288,014	432,835	144,377	(580)	2,425,565
Salaries and other operating expenses[2]	$(18,767)	101,864	29,523	178,038	117,024	239,627	39,588	(640)	686,257
Operating income[3]	$497,225	(54,474)	(5,182)	(8,355)	(37,359)	(72,515)	10,377	(11)	329,706
Identifiable assets at period end	$3,070,697	209,516	123,003	675,022	316,777	938,660	283,872	(27,113)	5,590,434
Capital expenditures	$11,262	282	232	1,098	391	4,525	536	—	18,326
Depreciation and amortization	$9,433	454	280	1,069	472	2,527	687	—	14,922
Equity	$2,246,417	31,132	56,416	274,703	136,944	263,278	145,269	(40,624)	3,113,535

	UNITED STATES	OTHER NORTH AMERICA	LATIN AMERICA	NORTH ASIA	SOUTH ASIA	EUROPE	MIDDLE EAST, AFRICA AND INDIA	ELIMI- NATIONS	CONSOLI- DATED
For the twelve months ended December 31, 2023:
Revenues	$3,311,327	436,331	197,344	2,180,808	865,261	1,808,624	505,194	(4,779)	9,300,110
Directly related cost of transportation and other expenses[1]	$1,809,526	270,080	117,376	1,700,025	612,606	1,200,753	345,873	(2,239)	6,054,000
Salaries and other operating expenses[2]	$1,037,997	143,237	69,595	273,074	175,770	493,335	115,710	(2,541)	2,306,177
Operating income	$463,804	23,014	10,373	207,709	76,885	114,536	43,611	1	939,933
Identifiable assets at period end	$2,595,576	174,509	109,380	449,529	237,470	721,259	256,199	(20,113)	4,523,809
Capital expenditures	$23,845	1,247	442	1,534	971	7,830	3,445	—	39,314
Depreciation and amortization	$44,039	1,879	1,123	4,597	1,940	11,313	2,869	—	67,760
Equity	$1,774,874	19,222	54,581	158,329	103,573	167,141	154,038	(40,345)	2,391,413
For the twelve months ended December 31, 2022:
Revenues	$4,869,364	517,662	257,721	5,810,088	2,144,034	2,471,456	1,005,489	(4,530)	17,071,284
Directly related cost of transportation and other expenses[1]	$2,943,232	310,206	160,273	4,853,902	1,751,187	1,768,102	791,887	(1,892)	12,576,897
Salaries and other operating expenses[2]	$944,050	188,192	72,177	504,805	238,658	573,598	151,069	(2,533)	2,670,016
Operating income	$982,082	19,264	25,271	451,381	154,189	129,756	62,533	(105)	1,824,371
Identifiable assets at period end	$3,070,697	209,516	123,003	675,022	316,777	938,660	283,872	(27,113)	5,590,434
Capital expenditures	$56,411	2,954	937	2,976	1,543	17,868	4,135	—	86,824
Depreciation and amortization	$35,461	1,892	1,123	4,682	1,966	9,640	2,574	—	57,338
Equity	$2,246,417	31,132	56,416	274,703	136,944	263,278	145,269	(40,624)	3,113,535

1 Directly related cost of transportation and other expenses totals Operating Expenses from Airfreight services, Ocean freight and ocean services and Customs brokerage and other services as shown in the Condensed Consolidated Statements of Earnings.

2 Salaries and other operating expenses totals Salaries and related, Rent and occupancy, Depreciation and amortization, Selling and promotion and Other as shown in the Condensed Consolidated Statements of Earnings.

3 In 2022, certain intercompany fees were billed to our subsidiaries in the 4th quarter covering the entirety of 2022. This resulted in fourth quarter operating losses or reduced operating income for some of our business segments when compared to the current year where these amounts were billed monthly.

20-February-2024	Expeditors International of Washington, Inc.	Page 7 of 7